EXHIBIT 99.1

Contact:	Michael J. Culotta
Chief Financial Officer
(615) 372-8512
LIFEPOINT HOSPITALS NAMES PAUL D. GILBERT
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Paul R. Hannah Promoted to Senior Vice President, Development
Brentwood, Tennessee (August 10, 2006) — LifePoint Hospitals, Inc. (NASDAQ: LPNT) announced today that Paul D. Gilbert has joined LifePoint Hospitals as senior vice president, general counsel and secretary. Paul Gilbert most recently served as a partner in the Nashville law office of Waller Lansden Dortch & Davis, LLP. In addition, the Company announced that Paul R. Hannah has been promoted to senior vice president, development. Both Mr. Gilbert and Mr. Hannah will assume many of the responsibilities previously held by William F. Carpenter III, who was named president and chief executive officer of LifePoint in June.
“We are very pleased to add someone with Paul Gilbert’s experience and enthusiasm to our team,” said William F. Carpenter III. “Having worked with Paul for many years, I have had the opportunity to see, first-hand, the value that he brings, and I feel very comfortable turning over to Paul my responsibilities as the Company’s chief legal officer. He has personally worked with LifePoint’s management team since the Company’s inception, and he is very knowledgeable about all aspects of the Company’s legal affairs. Paul’s expertise in all matters related to investor-owned hospitals, corporate governance, healthcare transactions, joint ventures and best practices will be invaluable to LifePoint’s management team as we continue to realize the potential of the Company and position it for future success.
“We are also very excited about Paul Hannah’s promotion to senior vice president, development. Paul joined LifePoint in 1999 as development vice president. He has been a valuable member of our team, and we look forward to his continued contributions in his new leadership role.”
LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company’s 53 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 22,300 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.
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LPNT Names Paul D. Gilbert Senior Vice President, General Counsel and Secretary,
     and Promotes Paul Hannah to Senior Vice President, Development

August 10, 2006
Important Legal Information
     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals’ future results are beyond LifePoint Hospitals’ ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province and achieving cost-cutting synergies or the ability to acquire hospitals on favorable terms and complete budgeted capital improvements successfully; (ii) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) the geographic concentration of LifePoint Hospitals’ operations; (ix) changes in the Company’s operating or expansion strategy; (x) the ability to operate and integrate newly acquired facilities successfully; (xi) the availability and terms of capital to fund LifePoint Hospitals’ business strategies; (xii) changes in LifePoint Hospitals’ liquidity or the amount or terms of its indebtedness and in its credit ratings; (xiii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiv) changes in or interpretations of generally accepted accounting principles or practices; (xv) volatility in the market value of LifePoint Hospitals’ common stock; (xvi) changes in general economic conditions in the markets LifePoint Hospitals serves; (xvii) LifePoint Hospitals’ reliance on information technology systems maintained by HCA Inc.; (xviii) the costs of complying with the Americans with Disabilities Act; (xix) possible adverse rulings, judgments, settlements and other outcomes of pending litigation; and (xx) those risks and uncertainties described from time to time in LifePoint Hospitals’ filings with the Securities and Exchange Commission. Therefore, LifePoint Hospitals’ future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     All references to “LifePoint Hospitals” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.
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